UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 21, 2011
Date of Report (Date of earliest event reported)

The Hershey Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (717) 534-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Compensation and Executive Organization Committee (“Committee”) of the Board of Directors of The Hershey Company (“Company”) approved or recommended 2011 incentive compensation awards for the executive officers who were named in the Summary Compensation Table of our 2010 Proxy Statement.  Those executive officers, who we refer to in this filing as the “named executive officers,” are D. J. West, President and Chief Executive Officer, H. P. Alfonso, Senior Vice President, Chief Financial Officer, J. P. Bilbrey, Executive Vice President, Chief Operating Officer, T. L. O’Day, Senior Vice President, Global Operations, and B. H. Snyder, Senior Vice President, General Counsel and Secretary.

The independent members of our Board of Directors also approved certain compensation for Mr. West, all as more fully described below.

2011 Annual Incentive Program (AIP) Target Awards.  On February 21, 2011, the Committee approved 2011 contingent target awards for our named executive officers, excluding Mr. West, and recommended to the independent directors as a group a 2011 contingent target award for Mr. West, under the annual incentive program (“AIP”) of the Company’s Equity and Incentive Compensation Plan (“Incentive Plan”).  For named executive officers, the final award, if any, will be calculated as the product of the executive officer’s base salary, applicable target percentage (described below), a corporate performance score (weighted 75%) reflecting the Company’s achievement in 2011 of certain growth objectives (described below) and an individual performance score (weighted 25%) based upon the executive’s achievement in 2011 of certain individual strategic bonus goals. The corporate growth objectives are based upon the Company’s adjusted earnings per share-diluted (weighted 40%), consolidated net sales (weighted 50%) and operating cash flow (weighted 10%).  The target percentage of base salary used in the 2011 AIP contingent target award for each of the named executive officers is as follows:

David J. West	120%
Humberto P. Alfonso	75%
John P. Bilbrey	100%
T. L. O’Day	65%
Burton H. Snyder	60%

The Committee may, in its discretion, increase or decrease by up to 30% the component of the final award paid to any named executive officer other than Mr. West based upon Company financial performance at the conclusion of the 2011 performance period, and for Mr. West, may recommend to the independent directors that a similar adjustment be made to his final award. Additionally, the Committee may reduce the final award by up to 10% for any named executive officer (excluding Mr. West) who does not adhere to and demonstrate Hershey’s corporate values.

The independent directors as a group approved the Committee’s recommended 2011 AIP contingent target award for Mr. West on February 22, 2011.

Performance Stock Units (PSUs) for the 2011-2013 Cycle. On February 22, 2011, the Committee also approved contingent target awards of PSUs under the Incentive Plan for the named executive officers other than Mr. West, and recommended to the independent directors as a group a contingent target award of PSUs for Mr. West, for the 2011-2013 PSU performance cycle.  Awards for the 2011-2013 performance cycle for all named executive officers (including Mr. West) will be based upon the following metrics: the Company’s three-year relative total stockholder return (“TSR”) versus a peer group of companies (50% of the target award); the Company’s three-year compound annual growth in adjusted earnings per share-diluted measured against an internal target (12.5% of the target award); and annual growth in the Company’s adjusted earnings per share-diluted measured against an internal target for each year of the three-year performance cycle (12.5% of the target award per year).  Payment, if any, for awards will be made at the conclusion of the three-year performance cycle. The Committee will approve the targets for the annual adjusted earnings per share-diluted metrics at the beginning of each of the three years in the performance cycle. The total performance score for the three-year cycle can range from a minimum of 0% to a maximum of 250%.  Upon completion of the performance cycle, an award will be paid, if at all, only in shares of our Common Stock.  The independent directors as a group approved the Committee’s recommended contingent target PSU award for Mr. West on February 22, 2011.

Stock Option Awards.  The Committee approved stock option awards under the Incentive Plan for the named executive officers other than Mr. West, and recommended to the independent directors as a group a stock option award to Mr. West, on February 22, 2011.  The independent directors as a group approved the grant of stock options to Mr. West that same day.  All such awards were made subject to the Incentive Plan and to the Terms and Conditions of Nonqualified Stock Option Awards, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Terms and Conditions Applicable to Restricted Stock Unit (RSU) Awards.  On February 21, 2011, the Committee approved standard terms and conditions that will be applicable to RSUs awarded by the Committee to executive officers beginning in 2011.  The Committee, however, did not make or recommend awards of RSUs to any executive officer during its February meetings. These terms and conditions are set forth in the Notice of Special Award of Restricted Stock Units, filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Amendments to Employee Benefits Protection Plan (Group 3A).  Based upon the recommendation of the Committee, the Board approved amendments to the Company’s Employee Benefits Protection Plan (Group 3A), applicable to the Company’s executive officers (the “Group 3A Plan”), effective as of February 22, 2011.  The Group 3A Plan assists the

Company in attracting and retaining qualified executives by making provision for the protection of covered executives in connection with a change in control of the Company or termination of employment under certain circumstances outside of the context of a change in control.  The amendments to the Group 3A Plan eliminate excise tax gross ups in the event of a change in control for all covered executives (except Mr. West, for whom such benefits are required under his employment agreement), reduce for new entrants into the plan the period on which severance benefits will be calculated upon a non-change in control termination from 24 months to 18 months, change the definition of change in control by raising to 30% from 25% the threshold for an acquisition of stock by a third party to trigger a change in control and provide that a change in control will occur only at the closing of  a merger or sale transaction and not at stockholder approval of such a transaction, and adopt an amended definition of cause to apply to terminations of employment in and outside of the context of a change in control. The foregoing description of these amendments is qualified in its entirety by reference to the copy of the amended and restated Group 3A Plan filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Additional information regarding the compensation of the Company’s executive officers will be provided in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders, which will be filed in March 2011.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits
	10.1	Terms and Conditions of Nonqualified Stock Option Awards
	10.2	Notice of Special Award of Restricted Stock Units
	10.3	Employee Benefits Protection Plan (Group 3A)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  February 25, 2011

THE HERSHEY COMPANY
By: /s/ Burton H. Snyder
Burton H. Snyder, Senior Vice President General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Terms and Conditions of Nonqualified Stock Option Awards
10.2	Notice of Special Award of Restricted Stock Units
10.3	Employee Benefits Protection Plan (Group 3A)